Exhibit 4.1

EXECUTION VERSION

WARRANT AGREEMENT

BETWEEN

MALLINCKRODT PLC,

AND

COMPUTERSHARE INC. AND

COMPUTERSHARE TRUST COMPANY, N.A.,

AS WARRANT AGENT

June 16, 2022

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B-1	Form of Election to Exercise Warrant for Holders Holding Warrants through the Depository Trust Company
Exhibit B-2	Form of Election to Exercise for Warrant Holders Holding Warrants in Form of Definitive Warrants
Exhibit C	Form of Transfer or Exchange Request

WARRANT AGREEMENT

This Warrant Agreement (this “Agreement”), is entered into as of June 16, 2022, between Mallinckrodt plc, public limited company incorporated in Ireland having registered number 522227 (the “Company”) and Computershare Inc., a Delaware corporation, (“Computershare”) and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (collectively, the “Warrant Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 30.

RECITALS

WHEREAS, on October 12, 2020, the Company and its affiliated debtors and debtors in possession (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 20-12522 (Jointly Administered);

WHEREAS, on February 18, 2022, the Debtors filed their Fourth Amended Joint Plan Of Reorganization (With Technical Modifications) Of Mallinckrodt Plc And Its Debtor Affiliates Under Chapter 11 Of The Bankruptcy Code [Docket No. 6510] (as may be modified, amended, or supplemented, the “Plan”);

WHEREAS, on March 2, 2022, the Bankruptcy Court entered an order confirming the Plan;

WHEREAS, the Debtors emerged from their chapter 11 cases on the date first written above (the “Effective Date”);

WHEREAS, the Plan provides, among other things, that on the Effective Date, (i) the Company will issue and cause to be delivered 3,290,675 warrants (the “Warrants”) to MNK Opioid Abatement Fund, LLC, a Delaware limited liability company (the “Initial Holder”) which, on the date hereof, is wholly owned by the master disbursement trust referred to in the Plan as Opioid MDT II (the “Opioid Trust”), each of which Warrants will, subject to Section 20 hereof, initially entitle the Holder thereof to subscribe for one ordinary share, nominal value $0.01 per share (the “Ordinary Shares”), of the Company, and (ii) the Warrants will be issued pursuant to and on the terms and conditions set forth in this Agreement;

WHEREAS, the Warrant Agent has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants on the terms and conditions set forth in this Agreement; and

WHEREAS, the Warrants are being issued pursuant to, and on the terms and subject to the conditions set forth in, the Plan in reliance on the exemption afforded by Section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and of any applicable state securities or “blue sky” laws.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of the Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants in accordance with the express (and no implied) terms and conditions hereinafter set forth in this Agreement and the Warrant Agent hereby accepts such appointment on such terms and subject to such conditions.

SECTION 2. Issuance and Form of Warrants.

(a)

On the terms and subject to the conditions of this Agreement, in accordance with the terms of the Plan, the Company shall issue and cause to be delivered 3,290,675 Warrants to the Initial Holder on the date of this Agreement. The Warrants issued by the Company and delivered to the Initial Holder on the date hereof shall be Definitive Warrants and, as such, shall, at the time of delivery be, at the option of the Opioid Trust, either (x) represented by a Warrant Certificate herein or (y) issued by electronic entry registration in the Warrant Register. For the avoidance of doubt, any Definitive Warrants issued under this Agreement but not represented by a Warrant Certificate shall nonetheless be subject to the terms and conditions of such certificate to the same extent as if such Definitive Warrant were represented by such certificate.

(b)

At any time after the date, if any, on which both (x) the Warrants are eligible for book-entry transfer via the facilities of The Depository Trust Company (the “Depository”) in accordance with the Applicable Procedures and (y) transfers of the Warrants through the clearing and settlement facilities of the Depository qualify for exemption from Irish stamp duty pursuant to Section 90 of the Stamp Duties Consolidation Act, 1999, the Company shall use commercially reasonable efforts to, if it determines that it is commercially reasonable to do so, cause the Warrants to be transferable via the facilities of the Depository in accordance with the Applicable Procedures. At any time and from time to time after the date, if any, on which the Warrants have been caused by the Company to be so transferable (any such date, a “DTC Transferability Commencement Date”) and the Company has confirmed the occurrence of such DTC Transferability Commencement Date in writing to the Warrant Agent, any Holder may exchange Definitive Warrants issued hereunder for a beneficial interest in a Global Warrant or transfer such Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in a Global Warrant, all in accordance with the terms and conditions set forth in Section 5(d) hereof, subject to the Person or Persons requesting such initial exchange or transfer thereof having paid to the Company (or the Warrant Agent on its behalf) the amount of all documentary stamp taxes and charges payable in respect of such exchange or transfer or having established to the satisfaction of the Company (acting reasonably) that such exchange or transfer is exempt or subject to a relief from such taxes and charges (which payment or satisfaction must be confirmed in writing by the Company to the Warrant Agent (a “Stamp Tax Confirmation”)). On the date that any Warrants are exchanged or transferred as provided in the second sentence of this Section 2(b), the Company will (i) deliver, or cause to be delivered, to the Warrant Agent as custodian for the Depository and registered in the name of Cede & Co. (or any successor nominee of the Depository), as the Depository’s nominee, one or more Global Warrants evidencing such Warrants to be issued in accordance with the terms hereof or (ii) otherwise cause the amount of such Warrants represented by Global Warrants to be adjusted pursuant to Section 5(d) below, to reflect such exchange or transfer, in each case in accordance with the Applicable Procedures. If, after any DTC Transferability Commencement Date, transfers of the Warrants through the clearing and settlement facilities of the Depository cease to qualify for exemption from Irish stamp duty pursuant to Section 90 of the Stamp Duties Consolidation Act, 1999 (including, without limitation, as a result of ceasing to be dealt in on any recognized securities exchange in the United States or Canada on which the Warrants were previously dealt in), then, effective immediately prior to the effective time of such cessation of qualification for exemption, all Global Warrants then outstanding shall, automatically and without any further action by the Company or any Holder thereof, be exchanged for Definitive Warrants in the manner set forth in Sections 5(c), 5(g) and 5(h)(9) hereof. For avoidance of doubt, the Company shall have no obligation to cause the Warrants to become eligible for transfers via the facilities of the Depository, or, if the Warrants become so eligible, to cause the Warrants to become transferable via the facilities of the Depository, and the Warrant Agent shall take no action to cause or permit the Warrants to become so eligible or transferable, except at the written direction of the Company, it being understood that the determination as to whether the Warrants become so eligible and/or transferable will be made by the Company in its sole and absolute discretion.

(c)

Each Global Warrant issued pursuant to this Agreement shall represent such number of the outstanding Warrants as specified therein, and shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be decreased or increased, as appropriate, in accordance with the terms of this Agreement. Except as provided in Section 5 hereof, owners of beneficial interests in a Global Warrant will not be entitled to receive Definitive Warrants.

(d)

Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depository or by the Warrant Agent as the custodian of the Depository or under such Global Warrant except to the extent set forth herein or in a Warrant Certificate, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or (B) impair, as between the Depository and the Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depository subject to the Applicable Procedures of the Depository except to the extent set forth herein or in a Warrant Certificate.

(e)

Each Warrant shall entitle the Holder thereof, upon proper exercise and payment of the exercise price of $103.40 (as the same may be hereafter adjusted pursuant to Section 10 hereof, the “Exercise Price”), to receive from the Company one Ordinary Share (as the same may be hereafter adjusted pursuant to Section 10 hereof, the “Warrant Number”), subject to the ability of the Holders to exercise the Warrants pursuant to a Cashless Exercise as provided in Section 6(d) hereof, provided, however, that notwithstanding any adjustment to the Exercise Price or to the ability of a Holder to exercise the Warrants pursuant to a Cashless Exercise, the Exercise Price shall not be less than the nominal (par) value of an Ordinary Share. The Ordinary Shares or (as provided pursuant to Section 10 hereof) securities, cash or other property deliverable upon proper exercise of the Warrants are referred to herein as the “Warrant Shares.”

(f)

Warrants may bear such legends, insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and legends and endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, in each case, be reasonably determined by an Appropriate Officer (and in the case of book-entry Warrants, any such legends, insertions, omissions, substitutions and other variations may be provided for electronically) (but which do not affect the rights, duties, liabilities or responsibilities of the Warrant Agent).

(g)	To the extent the provision of any Warrant Certificate conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

SECTION 3. Execution of Warrants by the Company. Each Warrant Certificate shall be signed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, its Chief Legal Officer, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary (including any Joint Secretary) or an Assistant Secretary or any individual to whom any of the foregoing have delegated such authority (each, an “Appropriate Officer”). Any such signature upon a Warrant Certificate may be in the form of an electronic transmission of a manual signature or an electronic signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use an electronic signature of any Appropriate Officer. Warrants shall be dated the Effective Date, in the case of Warrants issued pursuant to the Plan on the date hereof, and the date of countersignature by the Warrant Agent, in all other cases.

If any Appropriate Officer who shall have signed a Warrant Certificate shall cease to be an Appropriate Officer before the Warrant Certificate so signed shall have been countersigned by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though such Appropriate Officer had not ceased to be an Appropriate Officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant Certificate, shall be an Appropriate Officer, although at the date of the execution of this Agreement such Person was not an Appropriate Officer.

SECTION 4. Registration and Countersignature. Upon written order of the Company in respect of any Warrant to be evidenced by a Warrant Certificate (a “Warrant Countersignature Order”), the Warrant Agent shall upon receipt of such Warrant Certificate duly executed on behalf of the Company, countersign such Warrant Certificate in manual, facsimile or electronic form and shall deliver such Warrant Certificate to or upon the written order of the Company. Upon written order of the Company (a “Warrant Book-Entry Order”) in respect of any Warrant to be issued by electronic entry registration in the Warrant Register (as defined below), the Warrant Agent, acting in its capacity as the custodian and keeper of the Warrant Register (in such capacity, the “Warrant Registrar”), shall process such electronic entry registration in the Warrant Register and shall deliver a registration statement reflecting such electronic entry registration in the Warrant Register to or upon the written order of the Company. Any such written order of the Company shall specifically state the number of Warrants that are to be in the form of a Global Warrant, the number of Warrants that are to be issued in the form of a Definitive Warrant and, in the case of any Warrants that are to be issued in the form of a Definitive Warrant, whether such Definitive Warrant shall be evidenced by a Warrant Certificate or issued by electronic entry registration in the Warrant Register. Warrants shall be, and shall remain, subject to the provisions of this Agreement until such time as they shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each Holder shall be bound by all of the terms and provisions of this Agreement (a copy of which is available on request to the Secretary of the Company) as fully and effectively as if such Holder had signed the same, regardless of whether or not such Holder has executed this Agreement or a Warrant Certificate.

No Warrant evidenced by a Warrant Certificate shall be valid for any purpose, including the exercise thereof, until the Warrant Certificate evidencing such Warrant has been countersigned by the manual, facsimile or electronic signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant so evidenced has been duly issued hereunder. No Warrant issued by electronic entry registration in the Warrant Register shall be valid for any purpose, including the exercise thereof, until such electronic entry registration in the Warrant Register has been processed by the Warrant Registrar. A registration statement reflecting an electronic entry registration in the Warrant Register shall be conclusive evidence that such Warrant so evidenced has been duly issued hereunder.

The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the original issuance and all transfers and exchanges of Definitive Warrants, as well as the original issuance and transfers, exchanges or cancellations of Global Warrants, all in accordance with the procedures set forth in Section 5 hereof, and in form satisfactory to the Company and the Warrant Agent.

SECTION 5. Registration of Transfers and Exchanges.

(a)

Transfer and Exchange of Global Warrants. Global Warrants shall (i) be registered in the name of the Depository or its nominee, (ii) be delivered to the Warrant Agent as custodian for the Depository and (iii) bear a legend substantially in the form set forth in Section 5(f) hereof. A Global Warrant may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Warrants will be exchanged by the Company for Definitive Warrants evidenced by electronic entry registration in the Warrant Register if the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Warrants or if the Depository ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor Depository for the Global Warrants is not appointed by the Company within 120 days after delivery of such notice. In such case, the Warrant Agent, upon receipt of written instructions signed by an Appropriate Officer of the Company and all other necessary information, shall issue Definitive Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrants, in exchange for such Global Warrants, in such names and in such amounts as directed by the Depository or, in the absence of instructions from the Depository, the Company.

(b)

Transfer and Exchange of Beneficial Interests in the Global Warrants. The transfer and exchange of beneficial interests in the Global Warrants shall be effected by crediting and debiting book-entry interests through the Depository, in accordance with this Agreement and the Applicable Procedures. None of the Company, the Warrant Agent nor any other agent of the Company shall have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in a Global Warrant, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in any Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Global Warrant. No written orders or instructions shall be required to be delivered to the Warrant Registrar to effect the transfers described in this Section 5(b).

(c)

Beneficial Interests in Global Warrants to Definitive Warrants. Subject to the Person or Persons requesting such exchange or transfer having paid to the Company (or the Warrant Agent on its behalf) the amount of all documentary stamp taxes and charges payable in respect of such exchange or transfer or having established to the satisfaction of the Company (acting reasonably) that such exchange or transfer is exempt or subject to a relief from such taxes and charges (with such payment or satisfaction having been confirmed by the Company to the Warrant Agent with a Stamp Tax Confirmation), if any owner of a beneficial interest in a Global Warrant proposes to exchange such beneficial interest for a Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Warrant, then, upon receipt of written instructions from the Participant through whom the beneficial interest to be transferred or exchanged is held at the Depository, together with, if the Definitive Warrants requested are to be evidenced by a Warrant Certificate, the Company’s prior written consent (which consent shall not be unreasonably withheld or denied), the Warrant Agent shall cause the aggregate amount of the applicable Global Warrant to be reduced accordingly pursuant to Section 5(g) hereof, and, (i) if the Definitive Warrant requested shall be in the form of a Warrant Certificate, the Company shall execute and deliver to the Warrant Agent the requested Warrant Certificate, together with a Warrant Countersignature Order, and, upon receipt thereof, the Warrant Agent shall countersign and deliver to the Person designated in the instructions such Warrant Certificate evidencing such Definitive Warrant in the appropriate amount; or (ii) if the Definitive Warrant requested shall be in the form of an electronic entry registration in the Warrant Register, the Warrant Registrar shall process such electronic entry in the Warrant Register and deliver to the Person designated in the instructions a registration statement reflecting such electronic entry registration in the Warrant Register in the appropriate amount. Any Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 5(c) shall be registered in such name or names and in such authorized denomination or denominations as the owner of such beneficial interest requests through instructions to the Warrant Registrar from or through the Depository and the Participant.

(d)

Definitive Warrants to Beneficial Interests in Global Warrants. With respect to any Definitive Warrants issued pursuant to Section 2(a) or Section 5(c), at any time and from time to time after the date, if any, on which (x) the Warrants are transferable via the facilities of the Depository in accordance with the Applicable Procedures pursuant to Section 2(b) and (y) transfers of the Warrants through the clearing and settlement facilities of the Depository continue to qualify for exemption from Irish stamp duty pursuant to Section 90 of the Stamp Duties Consolidation Act, 1999, and subject to the Person or Persons requesting such exchange or transfer having paid to the Company (or the Warrant Agent on its behalf) the amount of all documentary stamp taxes and charges payable in respect of such exchange or transfer or having established to the satisfaction of the Company (acting reasonably) that such exchange or transfer is exempt or subject to a relief from such taxes and charges (with such payment or satisfaction having been confirmed by the Company to the Warrant Agent with a Stamp Tax Confirmation), any Holder of a Definitive Warrant may exchange such Warrant for a beneficial interest in a Global Warrant or transfer such Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in a Global Warrant. Upon receipt of a request for such an exchange or transfer by a Holder (and subject to the Warrant Agent having received a Stamp Tax Confirmation from the Company), the Warrant Agent will cancel the applicable Definitive Warrant and increase or cause to be increased the aggregate amount of one of the Global Warrants all in accordance with the adjustment provisions of Section 5(g) below.

(e)

Transfer and Exchange of Definitive Warrants for Definitive Warrants. Subject to the Person or Persons requesting such exchange or transfer having established to the satisfaction of the Company (acting reasonably) that all documentary stamp taxes and charges payable in respect of such exchange or transfer have been paid or that such exchange or transfer is exempt or subject to a relief from such taxes and charges (with such payment (or exemption or relief where a return must be filed in order to claim such exemption or relief) in respect of Irish stamp duty having been confirmed to the Company with a “stamp certificate” within the meaning of Section 2 of the Stamp Duties

Consolidation Act 1999 of Ireland), the Holder of a Definitive Warrant may exchange the Warrants evidenced thereby for one or more Definitive Warrants, or transfer such Warrants to a Person who takes delivery thereof in the form of a Definitive Warrant, by (x) delivering to the Warrant Registrar a written instruction in the form attached hereto as Exhibit C properly completed and duly executed by such Holder or by its duly authorized attorney, accompanied by a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” (a “Signed Transfer Instruction”), and (y) if the Definitive Warrants being transferred or exchanged are evidenced by a Warrant Certificate, surrendering to the Warrant Registrar such Warrant Certificate. Such Signed Transfer Instruction need not be executed by the transferee. Promptly upon receipt of the foregoing, (i) if any Definitive Warrants requested shall be in the form of a Warrant Certificate, the Company shall execute and deliver to the Warrant Agent the requested Warrant Certificate, together with a Warrant Countersignature Order, and, upon receipt thereof, the Warrant Agent shall countersign and deliver to the Person designated in the Signed Transfer Instruction such Warrant Certificate evidencing such Definitive Warrants in the appropriate amounts; and (ii) if any Definitive Warrants requested shall be in the form of an electronic entry registration in the Warrant Register, the Warrant Registrar shall process such electronic entry in the Warrant Register and deliver to each Person designated in the Signed Transfer Instruction a registration statement reflecting such electronic entry registration in the Warrant Register in the appropriate amount. Any Definitive Warrant issued pursuant to this Section 5(e) shall be registered in such name or names and in such authorized denomination or denominations as set forth in the Signed Transfer Instruction.

(f)

Warrant Legends. The following legend will appear in substantially the following form on the reverse of all Global Warrants issued under this Agreement unless specifically stated otherwise in the applicable provisions of this Agreement:

“THIS GLOBAL WARRANT IS HELD BY THE DEPOSITORY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2 AND SECTION 5 OF THE WARRANT AGREEMENT, (2) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 5(a) OF THE WARRANT AGREEMENT, (3) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 7 OF THE WARRANT AGREEMENT AND (4) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF MALLINCKRODT PLC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY

TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. NO PROSPECTUS, WITHIN THE MEANING OF REGULATION (EU) NO 2017/1129 OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL OF JUNE 14, 2017 ON THE PROSPECTUS TO BE PUBLISHED WHEN SECURITIES ARE OFFERED TO THE PUBLIC OR ADMITTED TO TRADING ON A REGULATED MARKET, AND REPEALING DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED FROM TIME TO TIME) (THE “EU PROSPECTUS REGULATION”), HAS BEEN PUBLISHED IN CONNECTION WITH THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND NO OFFER TO THE PUBLIC (WITHIN THE MEANING OF THE PROSPECTUS REGULATION) OF SUCH SECURITIES MAY BE MADE TO PERSONS IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH WOULD RESULT IN ANY REQUIREMENT FOR THE PUBLICATION OF A PROSPECTUS UNDER THE PROSPECTUS REGULATION.

(g)

Cancellation and/or Adjustment of Global Warrants. At such time as all beneficial interests in a particular Global Warrant have been exchanged for Definitive Warrants or a particular Global Warrant has been redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 7 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant will be reduced accordingly and an endorsement will be made on such Global Warrant by the Warrant Agent or by the Depository at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant will be increased accordingly and an endorsement will be made on such Global Warrant by the Warrant Agent or by the Depository at the direction of the Warrant Agent to reflect such increase.

(h)	General Provisions Relating to Transfers and Exchanges.

(1)

To permit registrations of transfers and exchanges, (x) the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants evidenced by Warrant Certificates upon receipt of a Warrant Countersignature Order and (y) the Warrant Registrar shall process Definitive Warrants issued by electronic entry registration in the Warrant Register upon receipt of instructions as set forth in paragraphs (c), (d) or (e) of this Section 5, as applicable.

(2)

No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable by the Company upon exchange or transfer pursuant to Section 19 hereof), and the Company and the Warrant Agent may decline to register a transfer or exchange of Global Warrants or Definitive Warrants (either represented by a Warrant Certificate or issued by electronic registration in the Warrant Register), unless and until the Person or Persons requesting the registration of the transfer thereof shall have paid to the Company the amount of all transfer taxes or similar government charges or shall have established to the satisfaction of the Company (acting reasonably) and the Warrant Agent that such taxes or charges have been paid or that the transfer or exchange is exempt or subject to a relief from such taxes or charges.

(3)

All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the valid obligations of the Company, evidencing the same securities, and entitled to the same benefits under this Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

(4)

Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent and the Company, as applicable, may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(5)

All orders, certifications and certificates required to be submitted to the Warrant Registrar pursuant to this Section 5 to effect a registration of transfer or exchange may be submitted by electronic transmission.

(6)

The instrument of transfer of any Warrant may be executed for and on behalf of the transferor by any party designated by, or pursuant to resolutions of, the board of directors of the Company (the “Board”) for such purpose, and the Company or any other party designated by, or pursuant to resolutions of, the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such Warrant or Warrants with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Warrant or Warrants all such transfers of Warrants held by the Holders.

(7)

Notwithstanding any other provision of this Agreement, the Warrants are being offered and sold, and the Ordinary Shares issuable upon exercise thereof are being offered and sold, pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and if any Holder or owner of a beneficial interest therein is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such Holder or owner shall not be permitted to offer or sell any Warrants, beneficial interests therein, or Ordinary Shares issuable upon exercise thereof in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

(8)

Definitive Warrants to be issued in respect of any transfer or exchange of Warrants set forth in the penultimate sentence of Section 2(b) shall be issued by electronic entry registration in the Warrant Register, unless the Holder shall otherwise elect.

SECTION 6. Duration and Exercise of Warrants.

(a)

Subject to the terms of this Agreement, each Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning on the date of this Agreement and ending at 5:02 p.m., New York City time, on June 16, 2028 (the “Expiration Date”). Notwithstanding the foregoing, a Warrant shall not be exercisable in the 30 days following the issuance of a Warrant unless the Market Price of a Warrant Share issuable upon exercise of a Warrant is equal to or greater than the Exercise Price at the time of such exercise. At 5:01 p.m., New York City time, on the Expiration Date, any Warrants in respect of which no Warrant Exercise Notice has been received (“Unexercised Warrants”) shall be automatically transferred to the Opioid Trust (to the extent not already held by the Opioid Trust) without the requirement of any consent, action or document of transfer and such Warrants shall simultaneously upon such transfer be deemed automatically exercised for the purposes of this Agreement (without the requirements of Section 6(b) being required), provided that a single Warrant Share (and only a single Warrant Share) shall be issued in respect of the entire aggregate number of Unexercised Warrants (regardless of number) at an exercise price for such Warrant Share equal to the nominal value of an Ordinary Share.

(b)	Subject to the provisions of this Agreement, the Warrants may be exercised as follows:

(i)

Holders of Definitive Warrants must provide a written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent in accordance with the notice information set forth in Section 18 by no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit B-2 hereto, properly completed and duly executed by such Holder, and pay to the Warrant Agent (x) the applicable Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised on the date the notice is provided to the Warrant Agent, or (y) in the case of a Cashless Exercise, the required consideration in the manner set forth in Section 6(d) hereof, in each case, together with any applicable taxes and governmental charges; and

(ii)

for Warrants held through the book-entry facilities of the Depository, (x) the Warrants shall be exercisable, at any time or from time to time until the Expiration Date, by delivery of a Written Exercise Notice to the Company and the Warrant Agent at the addresses set forth in Section 18 no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be substantially in the form set forth in Exhibit B-1 hereto, properly completed and duly executed by the Holder and submitted by or through Persons that are direct participants in the Depository, and otherwise in accordance with the applicable practices and procedures of the Depository; (y) following any such exercise, the number of Warrants represented by the applicable certificate representing the Global Warrant shall be reduced in accordance with the applicable procedures of the Depository so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such certificate representing the Global Warrant less the number of Warrants then exercised; and (z) the applicable Exercise Price, or, in the case of a Cashless Exercise, the required consideration in the manner set forth in Section 6(d) hereof, shall be paid, in each case, in accordance with the applicable practices and procedures of the Depository.

To the extent a Warrant Exercise Notice is delivered through the book-entry facilities of the Depository no later than 5:00 p.m., New York City time, on the Expiration Date, but the deliveries and payments specified in clause (ii) above are effected thereafter but no later than 5:00 p.m., New York City time, on the Business Day immediately following the delivery of a Warrant Exercise Notice to the Warrant Agent (and no later than one Business Day after the Expiration Date), the Warrants shall nonetheless be deemed exercised prior to the Expiration Date for the purposes of this Agreement.

(c)

Subject to Section 6(d) hereof, the aggregate Exercise Price shall be payable to the Company in lawful money of the United States of America either by certified or official bank or bank cashier’s check payable to the order of the Company or by wire transfer in immediately available funds to an account of Computershare specified in writing by the Warrant Agent for such purpose. The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in Computershare’s name, as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the funds that may result from any deposit made by Computershare in accordance with this paragraph, including for any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay and neither the Company nor the Holders shall receive such interest, dividends or other earnings on any deposits of Exercise Price with Computershare.

(d)

In lieu of paying the aggregate Exercise Price as set forth in Section 6(b) hereof, subject to the provisions of this Agreement (including any adjustments made by the Company pursuant to Section 10 hereof), each Warrant shall entitle the Holder, at the election of such Holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of all Warrants being exercised by such Holder at such time which, when multiplied by an amount equal to the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price less the product of the nominal value of an Ordinary Share on the date on which the Holder delivers the Warrant Exercise Notice pursuant to Section 6(b) and the number of Warrant Shares issuable upon exercise pursuant to this Section 6 (which such amount shall be payable in cash as provided below), and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”). The formula for determining the number of Warrant Shares to be issued in a Cashless Exercise is as follows:

where:

X = the number of Warrant Shares issuable upon exercise pursuant to this Section 6.

A = the Market Price of a Warrant Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to Section 6(b) hereof.

B = the Exercise Price less the nominal value of an Ordinary Share on the date on which the Holder delivers the Warrant Exercise Notice pursuant to Section 6(b); and

C = the number of Warrant Shares as to which a Warrant is then being exercised including the withheld Warrant Shares.

In the case of a Cashless Exercise, an amount in cash equal to the product of the nominal value of an Ordinary Share on the date on which the Holder delivers the Warrant Exercise Notice pursuant to Section 6(b) and the number of Warrant Shares issuable upon exercise pursuant to this Section 6 shall be payable by or for the account of the Holder thereof on the date of issuance of the Warrant Shares.

The number of Warrant Shares to be issued on such exercise will be determined by the Company (with prompt written notice thereof to the Warrant Agent) using the formula set forth in this Section 6(d). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 6(d), is accurate or correct. For the avoidance of doubt, if the foregoing calculation of the number of Warrant Shares to be issued in a Cashless Exercise results in a negative number, then no Warrant Shares shall be issuable via a Cashless Exercise.

Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of any adjustment made pursuant to Section 10, at the time of such Cashless Exercise, Warrant Shares include a cash component, and the Company would be required to pay cash to a Holder upon an exercise of Warrants; provided, that in such circumstances, the Company shall use commercially reasonable efforts (subject to the Applicable Procedures, in the case of Global Warrants) to permit payment of the Exercise Price by netting the Exercise Price against the cash payable to a Holder upon exercise.

The Company shall transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the Cashless Exercise nor shall the Warrant Agent shall have any duty or obligation to investigate or confirm whether the Company’s determination pursuant to this Section 6(d) is accurate or correct.

(e)

Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(f)	The Warrant Agent shall:

(i)

examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of the Holders as contemplated hereunder to ascertain whether or not, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)

where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)

inform the Company of, cooperate with, and reasonably assist such Person and the Company in, resolving any discrepancies between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv)

advise the Company promptly after receipt of a Warrant Exercise Notice of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the Ordinary Shares deliverable upon such exercise, subject, in the case of Global Warrants, to timely receipt from the Depository of the necessary information, and (iii) such other information as the Company shall reasonably require; and

(v)

subject to Ordinary Shares being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depository, liaise with the Depository and use commercially reasonable efforts to effect such delivery to the relevant accounts at the Depository in accordance with its requirements.

(g)

All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant Exercise Notice will be determined by the Company in its reasonable discretion in accordance with the provisions set forth below. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would be unlawful. Moreover, without limiting the rights and immunities of the Warrant Agent, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. If the Company believes there is any irregularity in the exercise of the Warrants, then the Company shall (or shall cause the Warrant Agent to) promptly give notice to the Holder of the Warrants that submitted the applicable Warrant Exercise Notice of such irregularities and an opportunity to cure the same, provided that neither the Company nor the Warrant Agent shall incur any liability for the failure to give such notice. The Warrant Agent shall incur no liability for or in respect of any determination, action or omission by the Company in accordance with this Section 6(g).

(h)

As soon as practicable after the exercise of any Warrant as set forth herein, the Company shall issue or cause to be issued the number of Warrant Shares to which the Holder of the Warrant is entitled, to or upon the order of the Holder of the Warrants:

(i)

by crediting such Warrant Shares to the Depository within three (3) Business Days following the date of such exercise, through the Depository’s DWAC system if available, for the account of such Holder or for the account of a participant in the Depository, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Holder or by the direct participant in the Depository through which such Holder is acting, or

(ii)

if for any reason delivery cannot be made pursuant to clause (i), by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate representing the number of Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder.

In the case of each of clause (i) and clause (ii), such Warrant Shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder as of the close of business on the date of exercise of the Warrants and the register of members of the Company shall be updated accordingly.

(i)

If less than all of the Definitive Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants or issued by electronic entry registration in the Warrant Register, as applicable, are exercised at any time prior to the expiration of the Warrants, a new Warrant Certificate shall be issued or a new electronic entry registration in the Warrant Register shall be processed, as applicable, for the remaining number of such Definitive Warrants, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or process the new electronic entry registration, as applicable, pursuant to the provisions of Section 4 and this Section 6.

(j)

The Warrant Agent shall by the end of each day or on the next Business Day following each day on which Warrants were exercised, advise an authorized representative of the Company, as directed by the Company, of (i) the number of Ordinary Shares issued upon exercise of a Warrant, (ii) the delivery of Warrants evidencing the balance, if any, of the Ordinary Shares issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require. The Warrant Agent will pay to the Company all available funds received by the Warrant Agent in payment of the aggregate Exercise Price in any given month no later than the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder in accordance with the Warrant Agent’s retention records.

SECTION 7. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Global Warrants and the Definitive Warrants representing such Warrants shall thereupon be surrendered to the Warrant Agent, and be cancelled. Without prejudice to Section 6(i), the Warrant Agent shall cancel only the Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Warrants shall thereafter be disposed of in a manner reasonably satisfactory to the Company.

SECTION 8. Mutilated or Missing Warrants. If any of the Warrants shall be mutilated, lost, stolen or destroyed, the Warrant Agent shall sign and/or countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft or destruction of such Warrant and an affidavit or the posting of an indemnity or surety bond, if reasonably requested by either the Company or the Warrant Agent, also reasonably satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable incidental charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 9. Reservation of Warrant Shares.

(a)

For the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the Company will, at all times through the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury Ordinary Shares, Ordinary Shares equal to the number of Warrant Shares deliverable upon the exercise for cash of all outstanding Warrants. The Company covenants that if, notwithstanding the foregoing, at any time the authorized number of Ordinary Shares remaining available for issuance would be insufficient to allow delivery of all Warrant Shares then deliverable upon the exercise in full of all outstanding

Warrants, it shall duly convene and hold as soon as reasonably practicable a general meeting of the members of the Company to consider resolutions necessary to (i) increase the authorized number of Ordinary Shares and (ii) confer authority to issue such Ordinary Shares as may be required to allow the sufficient issuance and delivery of all Warrant Shares then issuable and deliverable upon the exercise in full of all outstanding Warrants. The Company will keep a copy of this Agreement on file with the transfer agent for the Company’s Ordinary Shares (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) and with every transfer agent for any Warrant Shares issuable upon the exercise of Warrants pursuant to Section 6.

(b)	The Company covenants to each Holder that:

(i)	it has taken all necessary action to authorize the issue and allotment of the Warrant Shares to be issued on exercise of such Warrant(s);

(ii)

the Warrant Shares to be issued on exercise of such Warrant(s) will when issued be duly and validly issued, and free from all taxes, liens, charges and security interests created by or imposed upon the Company and upon allotment in accordance with the terms of this Agreement will be fully paid and nonassessable;

(iii)

at all times any Warrant(s) are outstanding, the Company will use commercially reasonable efforts to procure the listing of the Warrant Shares to be issued on exercise of any Warrant(s) on all principal stock exchanges on which the Ordinary Shares in existence on the date of such exercise are then listed or traded;

(iv)	the Warrant Shares to be issued on exercise of any Warrant(s) will rank pari passu in all respects with all other Ordinary Shares in existence on the date of such exercise;

(v)

the Warrant Shares to be issued on exercise of such Warrant(s) will be entitled to the rights and subject to the obligations contained in the Company’s constitution in existence on the date of exercise; and

(vi)

at no time when any Warrant(s) are outstanding, shall the Board take any action to increase the nominal value of the Ordinary Shares above the Exercise Price of the Warrant(s), nor reduce the Exercise Price below the nominal value of the Ordinary Shares.

SECTION 10. Adjustment of Exercise Price and Warrant Number. The applicable Exercise Price and the number of Warrant Shares for which Warrants can be exercised are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10; provided that no single event shall give rise to an adjustment under more than one subsection of clauses (a) through (f) of this Section 10.

(a)

Share Dividends, Share Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution or bonus issue on any of its Ordinary Shares in Ordinary Shares, or (B) subdivide (by way of a share split or otherwise) or reclassify any of its outstanding Ordinary Shares into a greater number of shares, then in each event, the Exercise Price in effect at the time of the record date (in the case of the preceding clause (A)) or effective date in the case of the preceding clause (B)) for such dividend, distribution, subdivision or reclassification shall be adjusted to the number obtained by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such dividend, distribution, subdivision or reclassification and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such dividend, distribution, subdivision or reclassification plus the number of Ordinary Shares issuable or issued, as applicable, as a result of such dividend, distribution, subdivision or reclassification. Conversely, in case the Company shall hereafter combine (by way of a reverse share split or otherwise) or reclassify any of its outstanding Ordinary Shares into a smaller number of shares, then in each event, the Exercise Price in effect at the time of the effective date for such combination or reclassification shall be adjusted to the number obtained by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to such combination or reclassification and (ii) the denominator of which shall be the number of Ordinary Shares issued and outstanding immediately prior to such combination or reclassification less the number of Ordinary Shares reduced as a result of such combination or reclassification. Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted to be less than the nominal value of the Ordinary Shares.

(b)

Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to the holders of Ordinary Shares any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets, or any options, warrants or other rights to subscribe for or purchase any of the foregoing (in each case other than (i) dividends or distributions of Ordinary Shares referred to in Section 10(a) above, (ii) issuances of Options or Convertible Securities referred to in Section 10(c) below or (iii) distributions of rights pursuant to Section 10(e) below), then the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price per Ordinary Share on the record date for such distribution less the sum of (A) the cash portion, if any, of such distribution per Ordinary Share outstanding (exclusive of any treasury shares) on the record date for such distribution plus (B) the then Market Price per Ordinary Share outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, Options, warrants or subscription or purchase rights, and the denominator of which shall be such Market Price per Ordinary Share on the record date for such distribution. The adjustments required by this Section 10(b) shall be made whenever any such distribution occurs retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(c)

Issuance of Options or Convertible Securities. Except (w) in connection with the exercise or conversion of any outstanding Options or Convertible Securities of the Company (as such Options and Convertible Securities are in effect on the Effective Date) or the Warrants, (x) with respect to securities or equity awards granted under any equity incentive plans adopted by the Board of Directors of the Company in good faith for the benefit of employees, directors, independent contractors or similar Persons (“Approved Incentive Plans”), (y) with respect to the offering of any rights (which rights shall also attach to, and be issuable to holders of Ordinary Shares on a ratable basis with other Ordinary Share Equivalents) pursuant to a shareholder’s rights plan which may be adopted by the Company unless and until such date, if any, upon which the rights become effective or are triggered and cannot be redeemed by the Company at its option for nominal consideration, at which time the appropriate adjustments shall be made pursuant to this Section 10) or (z) with respect to any Rights Offering (as defined below), in the event (i) the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, any Ordinary Shares or any shares or securities convertible into or exchangeable for any Ordinary Shares (any such rights, warrants or options being herein called “Options” and any such convertible or exchangeable shares or securities being herein called “Convertible Securities”) or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and (ii) the price per share at which such Ordinary Share Equivalents are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (a) the aggregate amount if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (b) the total maximum number of Ordinary Shares issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the Market Price per Ordinary Share on the record date for the issuance, sale, distribution or granting of such Options or Convertible Security (any such event being herein called a “Distribution”) then, effective upon such Distribution, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying such Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of Ordinary Shares outstanding (exclusive of any treasury shares) immediately prior to such Distribution plus (ii) the number of shares which the aggregate consideration, if any, received (or to be received upon exercise) by the Company would purchase at such Market Price, and the denominator of which shall be the sum of (A) the total number of Ordinary Shares outstanding (exclusive of any treasury shares) immediately prior to such Distribution plus (B) the total number of Ordinary Shares issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities. For purposes of the foregoing, the total maximum number of Ordinary Shares issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in Section 10(k) and Section 10(m) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. None of the following issuances of securities shall be subject to adjustment pursuant to this Section 10(c): (i) to lenders with respect to bona fide loans made by such lenders to the Company, (ii) as consideration for the bona fide acquisition of any business or asset or (iii) issued in connection with bona fide sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships (in each case with respect to clauses (i) through (iii), not for the primary purpose of raising equity capital).

(d)

Issuance of Additional Ordinary Shares. If at any time the Company shall issue or sell any Ordinary Shares after the date hereof, except in connection with (i) the exercise or conversion of any outstanding Options or Convertible Securities of the Company (as such Options and Convertible Securities are in effect on the Effective Date) or the Warrants, (ii) the issuance of any Ordinary Shares under, or the issuance of any Ordinary Shares upon the conversion or exercise of any Option or other rights granted under, Approved Incentive Plans, (iii) Ordinary Shares issued pursuant to or upon share splits, combinations or dividends or other transactions referred to in Section 10(a), (iv) the offering of any rights (which rights shall also attach to, and be issuable to holders of Ordinary Shares on a ratable basis with other Ordinary Share Equivalents) pursuant to a shareholder’s rights plan which may be adopted by the Company unless and until such date, if any, upon which the rights become effective or are triggered and cannot be redeemed by the Company at its option for nominal consideration, at which time the appropriate adjustments shall be made pursuant to this Section 10) or (v) any subscription pursuant to any Rights Offering, in each case (after giving effect to any adjustments required to be made by this Section 10) (such Ordinary Shares, “Additional Shares”), for consideration in an amount per Additional Share less than 92.5% of the Market Price per Ordinary Share, then the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying such Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of Ordinary Shares outstanding (exclusive of any treasury shares) immediately prior to such issuance or sale plus (ii) the number of Ordinary Shares which the aggregate consideration received by the Company would purchase if such shares were sold at such Market Price, and the denominator of which shall be the sum of (A) the total number of Ordinary Shares outstanding (exclusive of any treasury shares) immediately prior to such issuance or sale plus (B) the total number of Ordinary Shares actually issued or sold. For the purposes of this Section 10(d), none of the following issuances shall be considered the issuance or sale of Ordinary Shares: (x) the issuance of Ordinary Shares in a bona fide public offering pursuant to a firm commitment underwriting by a firm which is a member of the Financial Industry Regulation Authority, or (y) the issuance of Ordinary Shares (i) to lenders with respect to bona fide loans made by such lenders to the Company, (ii) as consideration for the bona fide acquisition of any business or asset or (iii) issued in connection with bona fide sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships (in each case with respect to clauses (i) through (iii), not for the primary purpose of raising equity capital).

(e)

Rights Offerings. If the Company issues to holders of its Ordinary Shares, or shall fix a record date for the determination of holders of its Ordinary Shares to receive, any right to subscribe for additional Ordinary Shares pursuant to a rights offering at a price per Ordinary Share less than 92.5% of the Market Price thereof as of the Trading Day immediately preceding the announcement date of the offering (a “Rights Offering”), then the Exercise Price shall, with effect at the open of business on the Business Day immediately following the date on which such Rights Offering is consummated, be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (O + Y) ÷ (O + X)

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 10(e);

•	“EP1” shall mean the Exercise Price in effect immediately before the adjustment provided in this Section 10(e);

•	“O” shall mean the number of Ordinary Shares outstanding immediately before the consummation of the Rights Offering;

•	“X” shall mean the number of Ordinary Shares issuable upon exercise of such rights pursuant to the Rights Offering; and

•

“Y” shall mean the number of Ordinary Shares equal to the aggregate price payable for the Ordinary Shares in the Rights Offering divided by the Market Price of one Ordinary Share as of the Trading Day immediately preceding the announcement date of the Rights Offering.

For purposes of this Section 10(e), if the applicable Rights Offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares in the Rights Offering, there shall be taken into account the consideration received for such rights as well as any additional amount payable upon exercise or conversion. Any adjustment under this Section 10(e) shall be effective as of the open of business on the Business Day immediately following the date on which such Rights Offering is consummated.

(f)

Issuer Tender or Exchange Offers. In the event the Company or any subsidiary shall, at any time or from time to time, offer to repurchase or redeem Ordinary Shares at a price per share that is greater than 110% of the Market Price of such Ordinary Shares as of the tenth (10th) Trading Day immediately following the date on which such offer to repurchase is consummated (other than a repurchase upon a transaction to which Section 10(o) (Fundamental Transactions) applies) on the date on which such offer is consummated (an “Above FMV Repurchase”), then the Exercise Price in effect on the date of the consummation of the Above FMV Repurchase shall be decreased to a price determined in accordance with the following formula:

CPA2 = CPA1 * (FMV - P) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“CPA2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 10(f));

•	“CPA1” shall mean the Exercise Price in effect immediately prior to such Above FMV Repurchase;

•

“FMV” shall mean the Market Price of the total number of Ordinary Shares outstanding prior to the consummation of such Above FMV Repurchase, calculated based on the Market Price of one Ordinary Share on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated; and

•

“P” shall mean the amount by which the Market Price of all consideration paid or payable for Ordinary Shares repurchased or redeemed in any Above FMV Repurchase exceeds the aggregate Market Price for such Ordinary Shares on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated.

Any adjustment under this Section 10(f) shall be effective as of the open of business on the Business Day immediately following the date on which such Above FMV Repurchase is consummated.

(g)

Certain Distributions. If the Company shall pay a dividend or make any other distribution to holders of Ordinary Share Equivalents payable in Options or Convertible Securities for which adjustment is to be made pursuant to Section 10(b) above, then, for purposes of Section 10(d) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

(h)

Consideration Received. If any Ordinary Shares, Options or Convertible Securities shall be issued, sold or distributed for consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then Market Price of such consideration. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(i)

Adjustment to Warrant Number. Whenever the Exercise Price is adjusted as provided in Sections 10(a) and 10(c)-(f) above, the Warrant Number for which a Warrant is exercisable shall simultaneously be adjusted by multiplying the Warrant Number for which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(j)

Changes in Options and Convertible Securities. If any of (a) the exercise price provided for in any Options referred to in Section 10(c) above, (b) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 10(c) above, or (c) the rate at which any Convertible Securities referred to in Section 10(c) above are convertible into or exchangeable for Ordinary Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 10), then the Exercise Price then in effect and the Warrant Number shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to such Exercise Price and Warrant Number that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

(k)

Expiration of Options and Convertible Securities, etc. In the event that an adjustment is made pursuant to Sections 10(a)-(j) above and either (x) the underlying event requiring such adjustment does not occur, including, in the case of any adjustment in respect of any dividend or distribution or the fixing of a record date with respect thereto, where the Board publicly announces its decision not to pay or make such dividend or distribution, or (y) in the case of the issuance of Options or Convertible Securities pursuant to Section 10(c) or a Rights Offering pursuant to Section 10(e), upon the expiration or termination of any Option, Convertible Security or any unexercised right (or portion thereof), in each case, in respect of which an adjustment was previously made to the Exercise Price and the Warrant Number in accordance with the terms of Sections 10(a)-(j) above, then the Exercise Price and the Warrant Number shall be readjusted retroactively to the date of the original adjustment, to be the Exercise Price and the Warrant Number that would then be in effect had the applicable adjustment not been made with respect to such underlying event or expiration or termination of such Options, Convertible Securities or unexercised rights.

(l)

Deferral or Exclusion of Certain Adjustments; Rounding. No adjustment to the Exercise Price or Warrant Number shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least 1% of the applicable Exercise Price or Warrant Number; provided, that any adjustments which by reason of this Section 10(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the nominal value of the Ordinary Shares (unless such change arises on the occurrence of one or more of the events enumerated in this Section 10 in which case the applicable Exercise Price and Warrant Number shall be adjusted in accordance with the provisions of this Section 10). All calculations under this Section shall be made to the nearest $0.01 or to the nearest 1/1,000th of a share, as the case may be.

(m)

Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the Holders shall become entitled to receive upon exercise of the Warrants any securities of the Company other than Ordinary Shares, thereafter the number of such other securities so receivable upon the exercise of any Warrants and the relevant Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Ordinary Shares contained in this Section 10.

(n)

Other Action Affecting Ordinary Share Equivalents. In case at any time or from time to time the Company shall take any action in respect of any of its Ordinary Share Equivalents, other than any action described in this Section 10, then the number of Ordinary Shares or other securities for which each Warrant is exercisable shall be adjusted in such manner determined by the Board in its discretion, so as to preserve the economic value of such Warrants. If the Company shall at any time and from time to time issue or sell (i) any shares of any class constituting Ordinary Share Equivalents other than Ordinary Shares, (ii) any evidences of its indebtedness, shares or other securities which are convertible into or exchangeable for Ordinary Share Equivalents other than Ordinary Shares, with or without the payment of additional consideration in cash or property, or (iii) any warrants or other rights to subscribe for or purchase any such Ordinary Share Equivalents other than Ordinary Shares or any such evidences, shares or other securities, then in each such case such issuance shall be deemed to be of, or in respect of, Ordinary Shares for purposes of this Section 10.

(o)

Fundamental Transactions. In the event the Company shall, at any time or from time to time after the Effective Date while the Warrants remain outstanding and unexpired in whole or in part, consummate a Fundamental Transaction, each Warrant shall be automatically redeemed effective upon the date of consummation of such Fundamental Transaction (after which such Warrant shall be void and may no longer be exercised), and each Holder of a Warrant so redeemed shall be entitled, following consummation of the Fundamental Transaction and compliance by such Holder with the Fundamental Transaction Notice Procedures, for each Warrant held by such Holder upon the redemption thereof, to receive:

(i)

if the Fundamental Transaction Consideration shall consist in whole or in part of Cash Consideration, in respect of the Cash Consideration, on the earlier of (x) the date on which holders of Ordinary Shares receive Cash Consideration or (y) within twenty-five (25) days of the consummation of such Fundamental Transaction, or such earlier date as may be required under applicable law or regulation (including, without limitation the Irish Takeover Panel Act, 1997 Takeover Rules (“ITRs”)), an amount of cash equal to the greater of (A) the product of (i) the Warrant Number and (ii) the amount, if any, by which (x) the Cash Consideration exceeds (y) the Exercise Price multiplied by the Cash Consideration Percentage, and (B) the Black Scholes Value multiplied by the Cash Consideration Percentage;

(ii)

if the Fundamental Transaction Consideration shall consist in whole or in part of Equity Consideration, upon consummation of such Fundamental Transaction, in respect of the Equity Consideration, a New Warrant to acquire the Equity Consideration multiplied by the Warrant Number, with such New Warrant having an exercise price equal to the product of (i) the Exercise Price and (ii) the Equity Consideration Percentage, and otherwise having terms substantially the same as the terms of the Warrants, mutatis mutandis; and

(iii)	if the Fundamental Transaction Consideration shall consist in whole or in part of Other Consideration:

(1)

if (A) the Warrant Number multiplied by the amount, if any, by which (w) the Market Price of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage is less than (B) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, on the earlier of (x) the date on which holders of Ordinary Shares receive Other Consideration or (y) within twenty-five (25) days of the consummation of such Fundamental Transaction, or such earlier date as may be required under applicable law or regulation (including, without limitation the ITRs) an amount of cash equal to the product of the Black Scholes Value multiplied by the Other Consideration Percentage; or

(2)

if (A) the Warrant Number multiplied by the amount, if any, by which (w) the Market Price of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage is greater than (B) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, a New Warrant to acquire the Other Consideration multiplied by the Warrant Number, with such New Warrant having an exercise price in respect of the Other Consideration equal to the product of (i) the Exercise Price and (ii) the Other Consideration Percentage, and otherwise having terms substantially the same terms as the Warrants, mutatis mutandis.

(iv)	Defined Terms with Respect to this Section 10(o):

(1)

“Black Scholes Value” means the value of a Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the date of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the lesser of 75% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per Ordinary Share in cash in the applicable Fundamental Transaction (if any) plus the Market Price of the non-cash consideration receivable by the holders of Ordinary Shares with respect to each Ordinary Share in the applicable Fundamental Transaction (if any), (D) a zero cost of borrow, (E) a strike price equal to the Exercise Price in effect on the date of consummation of the Fundamental Transaction and (F) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date.

(2)

“Cash Consideration” means the cash, if any, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(3)

“Cash Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to the (i) the amount of the Cash Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Market Price of the Equity Consideration plus (z) the Market Price of the Other Consideration.

(4)

“Equity Consideration” means the number of shares of common stock, ordinary shares or other units of common equity, if any, in each case listed on a U.S. national securities exchange, that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(5)

“Equity Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Market Price of the Equity Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Market Price of the Equity Consideration plus (z) the Market Price of the Other Consideration.

(6)	“Exercise Price” means the Exercise Price in effect immediately prior to consummation of the Fundamental Transaction.

(7)

“Fundamental Transaction” means any (i) acquisition, merger, consolidation, conveyance, amalgamation, statutory share exchange, scheme of arrangement, spin-off, carve-out, demerger, business combination or other similar transaction or series of related transactions to which the Company is a party, (ii) direct or indirect, purchase offer, tender offer or exchange offer for all of the issued Ordinary Shares (other than Ordinary Shares in which the offeror already has a beneficial ownership) or pursuant to which all holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted in respect of more than 50% of the Ordinary Shares to which such purchase offer, tender offer or exchange offer relates or by the holders of 50% or more of the outstanding Ordinary Shares or (iii) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (by value), including in connection with a liquidation or winding up of the Company, which, in each of the cases of (i), (ii) and (iii) is consummated with a third-party who is unaffiliated with the Company at the time of such transaction, and which is effected in such a way that the holders of Ordinary Shares receive or are entitled to receive (either directly or subsequently in connection with a liquidation or winding up of the Company) cash, stock, securities or other assets or property (or any combination thereof) with respect to or in exchange for Ordinary Shares. For avoidance of doubt, any scheme of arrangement effected for the purpose of implementing the Plan shall not constitute a Fundamental Transaction.

(8)

“Fundamental Transaction Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of Ordinary Shares receives or is entitled to receive with respect to or in exchange for each Ordinary Share held by such holder upon consummation of a Fundamental Transaction; provided that if in the applicable Fundamental Transaction the holders of Ordinary Shares may make an election with respect to the consideration to be received, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Fundamental Transaction shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares in such Fundamental Transaction.

(9)

“Fundamental Transaction Notice Procedures” means the Company’s delivery of written notice to Holders of Warrants, including owners of beneficial interests in Global Warrants, setting forth any action to be taken by the Company that may constitute a Fundamental Transaction, the resulting effect of such action on the Warrants, and the amount of cash and/or the number and kind of securities or other property to be received by the Holders of Warrants pursuant to such Fundamental Transaction (if any). Such notice shall be delivered by the Company (including by directing the Warrant Agent to so deliver) to Holders of Warrants at such Holders’ addresses appearing on the Warrant Register (and with respect to owners of beneficial interests in Global Warrants, to the Depository), and shall be delivered on a date calculated and by a method chosen by the Company to reasonably ensure that such notice shall be actually received by the Holders of Warrants as promptly as practicable and in any event at least fifteen (15) days prior to the consummation of the Fundamental Transaction.

(10)	“New Warrant” means a warrant issued by the Person that is the issuer or payor of the Equity Consideration or Other Consideration in the Fundamental Transaction, as the case may be.

(11)

“Other Consideration” means the Fundamental Transaction Consideration other than Cash Consideration or Equity Consideration that a holder of Ordinary Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Ordinary Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(12)

“Other Consideration Percentage” means, with respect to any Fundamental Transaction Consideration, a fraction expressed as a percentage equal to (i) the Market Price of the Other Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Market Price of the Equity Consideration plus (z) the Market Price of the Other Consideration.

(v)

If in any Fundamental Transaction a holder of Ordinary Shares shall be entitled to make an election to receive Cash Consideration, Equity Consideration or Other Consideration, or a combination thereof, with respect to each Ordinary Share held by such holder, for purposes of this Section 10(o), the holder shall be deemed to receive or be entitled to receive for each such Ordinary Share the aggregate amount of Cash Consideration, Equity Consideration or Other Consideration, or combination thereof, received or receivable by all holders of Ordinary Shares divided by the total number of Ordinary Shares outstanding immediately prior to consummation of the Fundamental Transaction.

(vi)

The Company shall take such steps in connection with any Fundamental Transaction as may be necessary to assure that the provisions hereof shall be complied with (including the adjustment provisions of this Section 10), and shall not effect or otherwise participate in any Fundamental Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Fundamental Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 10(o)) and the obligation to distribute any warrants or make any cash payments to the Holders of the Warrants in accordance with this Section 10(o).

(vii)	The provisions of this Section 10(o) shall similarly apply to successive Fundamental Transactions.

(viii)

The provisions of this Section 10(o) are subject, in all cases, to any applicable requirements under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and Regulation (EU) No. 2017/1129 (the “EU Prospectus Regulation”) and the respective rules and regulations promulgated thereunder, in each case to the extent applicable to holders of Ordinary Shares in connection with the Fundamental Transaction.

(p)

Consolidation, Merger or Sale of Assets Other than a Fundamental Transaction. If the Company shall at any time consolidate with or merge into another Person (other than a Fundamental Transaction), reorganize or recapitalize or reclassify its Ordinary Shares or sell or otherwise dispose of all or substantially all of its assets or effectuate a similar transaction, in each case in such a way that the holders of Ordinary Shares are entitled to receive (either directly or upon subsequent liquidation) securities and/or property with respect to or in exchange for Ordinary Shares, the Holder of any Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities or property to which the holder of the number of Ordinary Shares then deliverable upon the exercise or conversion of such Warrants would have been entitled upon such consolidation, merger, recapitalization, reclassification, or sale or other disposition of all or substantially all of its assets and the Company shall take such steps in connection with such consolidation, merger, recapitalization, reclassification, or sale or other disposition as may be necessary to assure that the provisions hereof shall thereafter be applicable (including the adjustment provisions of this Section 10), as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. The Company or the successor Person, as the case may be, shall execute and deliver to the Warrant Agent (for further delivery to Holders) a supplemental agreement so providing. In addition, such supplemental agreement shall provide that the successor Person assumes all of the duties and obligations of the Company under this Agreement. A sale of all or substantially all the assets of the Company (other than a Fundamental Transaction) for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 10(p) shall similarly apply to successive mergers or consolidations or sales or other transfers or transactions.

(q)

Foreign Currency. If any of the consideration referred to in any of the provisions of this Section 10 is receivable in a currency other than U.S. dollars (a “Foreign Currency”) such consideration shall be translated into U.S. dollars for the purposes of this Section 10 at the Exchange Rate on the date as of which said consideration is required to be calculated. “Exchange Rate” means the rate at which a Foreign Currency may be exchanged into U.S. dollars as set forth at approximately 11:00 a.m. on any day of determination on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably agreed to by the Company.

SECTION 11. Fractional Warrant Shares. Notwithstanding any adjustment pursuant to Section 10 in the number of Warrant Shares issuable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to subscribe for fractions of Warrant Shares, or to issue fractions of Warrant Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional Warrant Shares. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price per Ordinary Share, as determined on the day immediately preceding the date on which the Holder delivered the applicable Warrant Exercise Notice, multiplied by such fraction, computed to the nearest whole U.S. cent. Whenever a payment for fractional Warrant Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the

Warrant Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for Warrant Shares under any Section of this Agreement relating to the payment of fractional Warrant Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies. Payments to owners of beneficial interests in Global Warrants shall be made in accordance with the policies and procedures of the Depository. Any amount paid by the Company pursuant to this Section shall only be paid after the Exercise Price has been paid in full and may not be used by the recipient thereof to fund directly or indirectly the Exercise Price for the Warrant Shares issued to such recipient.

SECTION 12. Redemption. Other than as set forth in Section 10(o) (Fundamental Transactions) hereof, the Warrants shall not be redeemable by the Company or any other Person.

SECTION 13. Notices to Warrantholders. Except as provided in Section 10(o) with respect to Fundamental Transaction Notice Procedures, upon any adjustment of (i) the number of Warrant Shares deliverable upon exercise of each Warrant, (ii) the Exercise Price and/or (iii) the number or amount, as applicable, and type, of securities, or other property for which Warrants may be exercised, including any adjustment pursuant to Section 10, the Company, within five (5) Business Days thereafter, shall (x) prepare and, if applicable, cause to be filed with the Warrant Agent, a certificate signed by an Appropriate Officer of the Company setting forth the event giving rise to such adjustment, such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, and (y) give, or direct the Warrant Agent to give, written notice and a copy of such certificate to each of the registered Holders at such Holder’s address appearing on the Warrant Register, for further delivery to owners of beneficial interests in Global Warrants in accordance with the policies and procedures of the Depository. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13. The Warrant Agent shall be fully protected in relying on any such certificate and in making any adjustment described therein and shall have no duty (absent its own fraud, gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction)) with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate. For the avoidance of doubt, the Warrant Agent shall not have any duty or obligation to investigate, verify or confirm the accuracy or completeness of such certificate.

If:

(i)	the Company proposes to take any action that would require an adjustment pursuant to Section 10 hereof (unless no adjustment is required pursuant to Section 10(l) hereof);

(ii)

there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety); or

(iii)	the Company provides any notices to holders of its Ordinary Shares,

then the Company shall give notice to (or, if applicable, cause written notice of such event to be filed with the Warrant Agent and cause written notice of such event to be given to) each of the Holders at such Holder’s address appearing on the Warrant Register, for further delivery to owners of beneficial interests in Global Warrants in accordance with the policies and procedures of the Depository, such giving of notice to be completed at least ten (10) Business Days prior to the effective date of such action (or the applicable record date for such action if earlier), or, in the case of clause (iii), at such time as such notices are provided to holders of Ordinary Shares; provided that in the case of clause (iii), any notice that is made publicly available via the SEC’s EDGAR filing system, the Company’s website or is otherwise made publicly available will be deemed to have been provided in accordance with this Section 13. Such notice shall specify, as applicable, the proposed effective date of such action and the record date and the material terms of such action. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any action, distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

SECTION 14. Merger, Consolidation or Change of Name of the Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent is a party, or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16. If any of the Warrants have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrants have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrants have not been countersigned, the Warrant Agent may countersign such Global Warrants either in its prior name or in its changed name; and in all such cases such Global Warrants shall have the full force provided in the Global Warrants and in this Agreement.

SECTION 15. Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Warrants, in each case upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance thereof, shall be bound:

(i)

The statements contained herein and in the Global Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except to the extent that such statements describe the Warrant Agent or action taken or to be taken by the Warrant Agent. Except as expressly provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Global Warrants.

(ii)

The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Global Warrants to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment in the Exercise Price or in the Warrant Number (except as instructed in writing by the Company), or to determine whether any facts exist that may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

(iii)

The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion, absent fraud, recklessness, bad faith or willful misconduct, in the selection and continued retention of such counsel and the reliance on such counsel’s advice or opinion.

(iv)

The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any written notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement, and the Warrant Agent shall be indemnified and held harmless by the Company for acting on any such instructions, including, without limitation, instructions given pursuant to the terms of this Agreement by persons other than the Company.

(v)

The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement as shall be separately agreed in writing between the Company and the Warrant Agent, to reimburse the Warrant Agent upon demand for all reasonable out-of-pocket expenses, including counsel fees and other disbursements, incurred by the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, damages, fines, penalties, claims, demands and costs (including reasonable out-of-pocket counsel fees and expenses), for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except (i) as a result of its fraud, recklessness, bad faith or willful misconduct (in each case as finally determined by a judgment of a court of competent jurisdiction) and (ii) any tax imposed on or calculated by reference to the net income received or receivable by the Warrant Agent. The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company except to the extent that the Warrant Agent is not entitled to indemnification due to its fraud, gross negligence, bad faith or willful misconduct (in each case as finally determined by a judgment of a court of competent jurisdiction). Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent, which consent shall not be unreasonably withheld, condition or delayed; provided, that nothing in this sentence shall limit the Company’s obligations contained in this paragraph other than pursuant to such a settlement. Notwithstanding anything contained herein to the contrary, except to the extent arising from fraud, gross negligence, bad faith or willful misconduct of the Warrant Agent (in each case as finally determined by a judgment of a court of competent jurisdiction), the Warrant Agent’s aggregate liability to the Company during any term of this Agreement with respect to, arising from, or in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges in the twelve (12) months immediately preceding the event for which recovery is sought, but not including reimbursable expenses.

(vi)

The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability unless the Company (if it is the party seeking such action) or one or more Holders (if they are the parties seeking such action) furnishes the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs or expenses that may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

(vii)

The Warrant Agent, and any member, shareholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a member, shareholder, affiliate director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(viii)

The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own fraud, gross negligence, bad faith or willful misconduct (in each case as finally determined by a judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage.

(ix)

The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

(x)

The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether the Warrant Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the Warrant Number.

(xi)

Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, the Warrant Agent is hereby authorized and directed that it may accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer of the Company and to apply to such Appropriate Officer for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and, absent fraud, gross negligence, bad faith or willful misconduct (in each case as finally determined by a judgment of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in accordance with instructions of any such Appropriate Officer or in reliance upon any statement signed by any one of such Appropriate Officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

(xii)

No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(xiii)

If the Warrant Agent shall receive any written notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Holder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

(xiv)

The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the Holders resulting from any such act, default, neglect or misconduct, absent fraud, gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

(xv)

The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants.

(xvi)

The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants, the Plan or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(xvii)

The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder, occurrence of epidemic or pandemic or failure of any means of communication).

(xviii)

In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder (collectively, “Notice”), the Warrant Agent shall notify the Company (and, if the Notice is provided by a Holder, Agent Member or owner of beneficial interests in a Global Warrant, such Holder, Agent Member or owner of beneficial interests in a Global Warrant (in the case of an Agent Member or owner of a beneficial interest in a Global Note, only to the extent the identify of such Agent Member or owner of a beneficial interest is determinable by the Warrant Agent based solely on the Notice received) in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Warrant Agent.

(xix)	The provisions of this Section 15 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

(xx)

No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own fraud, gross negligence, bad faith or its willful misconduct (in each case as finally determined by a judgment of a court of competent jurisdiction) in the performance of its duties hereunder.

SECTION 16. Change of Warrant Agent. If the Warrant Agent resigns (such resignation to become effective not earlier than thirty (30) calendar days after the giving of written notice thereof to the Company and the Holders) or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Board by resolution removes the Warrant Agent (such removal to become effective not earlier than thirty (30) calendar days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the Holders), the Company shall appoint a successor to the Warrant Agent; provided that, if the Initial Holder continues to hold or own any beneficial interests in any Warrants at such time, such successor shall be reasonably acceptable to the Initial Holder. In the event any transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to Holders. If the Company fails to make such appointment within a period of thirty (30) calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be an entity, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Holders at such Holder’s address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company and without further liability to the Warrant Agent, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 16 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

SECTION 17. Holder Not Deemed a Shareholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment of the Exercise Price under Section 10 or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

SECTION 18. Notices to Company and Warrant Agent. Any notice or demand authorized or permitted by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company to be effective shall be in writing (including by electronic transmission including portable document format (pdf.)), and shall be deemed to have been duly given or made when delivered by hand, or two (2) Business Days after being delivered to a recognized courier (whose stated terms of delivery are two (2) Business Days or less to the destination of such notice), or five (5) days after being deposited in the mail, first class and postage prepaid or, in the case of notice by electronic transmission, when received, addressed as follows (until another address is filed in writing by the Company with the Warrant Agent):

Mallinckrodt plc

675 McDonnell Boulevard

Hazelwood, MO 63042

Attention: Daniel J. Speciale

Email: investor.relations@mnk.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz LLP

51 West 52nd Street

New York, NY 10019

Attention: Victor Goldfeld

Email: VGoldfeld@wlrk.com

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Benjamin D. Stern

Email: Benjamin.Stern@lw.com

Any notice or demand pursuant to this Agreement to be given by the Company or by any Holder to the Warrant Agent shall be sufficiently given if sent in the same manner as notices or demands are to be given or made to or on the Company (except for Warrant Exercise Notices, which shall be delivered in accordance with Section 6 hereof) to the Warrant Agent at the office maintained by the Warrant Agent (the “Warrant Agent Office”) as follows (until another address is filed in writing by the Warrant Agent with the Company, which other address shall become the address of the Warrant Agent Office for the purposes of this Agreement):

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

SECTION 19. Payment of Taxes and Charges. The Company will pay when due and payable all documentary stamp taxes and charges, if any, that may be payable in respect of (i) the initial issuance or delivery of each Warrant, (ii) the transfer or exchange of Global Warrants pursuant to Section 5(a) hereof (provided such transfer or exchange does not (x) result in any change in beneficial ownership of such Global Warrant or (y) occur in connection with or in contemplation of a sale to any other Person) and (iii) the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any such tax or taxes which may be payable in respect of any transfer involved in the issuance of Warrants or Warrant Shares in a name other than that of the registered Holder of a Warrant surrendered upon the exercise of said Warrant, and the Company shall not be required to issue or deliver such Warrants or Warrant Shares unless or until the Person or Persons requesting the issuance thereof (if other than the Holder of such Warrant) shall have paid to the Company the amount of all transfer taxes or similar government charges or shall have established to the satisfaction of the Company (acting reasonably) that such taxes or charges have been paid or that the transfer is exempt or subject to a relief from such taxes or charges. The Warrant Agent shall have no duty to deliver such Warrants or Warrant Shares or take any other action requiring the payment of taxes or charges unless and until it is satisfied that all such taxes and charges have been paid.

Subject to applicable law, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Warrants on behalf of the transferee of such Warrants of the Company (or may elect not to pay or procure the payment of such stamp duty). If stamp duty resulting from the transfer of Warrants in the Company which would otherwise by payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its or on behalf of its subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) cancel Warrants having a Market Value equal to the stamp duty paid by the Company (rounded up to the nearest whole Warrant) and (iii) claim a first and paramount lien on the Warrants on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.

SECTION 20. Exercise of Warrants and Beneficial Ownership Limitations.

(a)

Limitations on Exercise. No Holder, including for purposes of this section, owners of beneficial interests in Global Warrants, shall have the right to exercise any Warrant, pursuant to Section 6 or otherwise, and no such exercise shall be effective, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Warrant Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Person whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the SEC, including any “group” (within the meaning of the Exchange Act) of which the Holder or any such other Person is a member (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation, provided that (i) a Holder may waive the application of the limitations in this Section 20(a) to such Holder upon sixty-five (65) calendar days’ prior written notice to the Company by such Holder and (ii) the limitations in this Section 20(a) shall not apply in the event of a Fundamental Transaction. For the avoidance of doubt, a Holder shall be permitted to exercise a number of Warrants, at any time, sufficient for the Holder and Attribution Parties to maintain in the aggregate beneficial ownership of Ordinary Shares in an amount equal to or less than the then-applicable Beneficial Ownership Limitation, including if and to the extent that the Company issues additional Ordinary Shares for any reason (including, for the avoidance of doubt, any exercise, exchange or conversion of warrants, options or convertible securities or other securities into Ordinary Shares). Notwithstanding any other provision of this Agreement, by accepting a Warrant, each Holder shall be deemed to have agreed not to exercise any Warrants or any rights attaching to the Warrants, or take any action in respect of the Warrants in breach of the ITRs and any such exercise or action shall be invalid.

(b)

Calculation of Limitation. To the extent that the limitation contained in Section 20(a) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Holder thereof together with any Affiliates and Attribution Parties) shall be in the sole discretion of such Holder. The submission of a Warrant Exercise Notice by a Holder shall be deemed to be such Holder’s representation (upon which the Company and the Warrant Agent, if any, shall be entitled to rely without any investigation or verification) that either (i) such Holder has waived the application of the limitations in Section 20(a) pursuant to Section 20(a)(i) and such waiver has become effective or (ii) such proposed exercise of the Warrant or Warrants subject to such Warrant Exercise Notice is not in excess of the limitation contained in Section 20(a). Neither the Company nor the Warrant Agent, if any, shall have any liability to a Holder or any other Person in respect of the Company’s and such Warrant Agent’s reliance on such Holder’s representation contained (or deemed contained) in a Warrant Exercise Notice, any breach of such representation, error in any underlying calculation or understanding of the facts or legal determinations on which it is based, or any other actual or apparent non-compliance by such Holder with the limitation set forth herein. For purposes of this Section 20, in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of Ordinary Shares outstanding; provided, that¸ in the case of clause (B) and (C), the Holder may rely only on the most recent such announcement or notice. In each case, the number of outstanding Ordinary Shares shall be determined by the Holder after giving effect to the conversion or exercise of securities of the Company, including any Warrant then being exercised, by the Holder or otherwise included in the Holder’s beneficial ownership since the date as of which such number of outstanding Ordinary Shares was reported.

(c)

Beneficial Ownership Limitation Percentage. The “Beneficial Ownership Limitation” shall be 9.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of any Warrants in respect of which an Exercise Notice has been delivered to the Warrant Agent.

SECTION 21. Noncircumvention. The Company hereby covenants and agrees that it will not, by amendment of its constitution, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms applicable to Warrants hereunder, and will at all times in good faith carry out all of the provisions of this Agreement.

SECTION 22. Supplements and Amendments. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them. The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants (i) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants, or to correct or supplement any provision contained herein or in the Warrants that may be defective or inconsistent with any other provision herein or in the Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders or (ii) with the prior written consent of Holders of the Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding (and, if the Initial Holder or the Opioid Trust (or a nominee of the Opioid Trust) at such time holds Warrants exercisable for less than a majority of the Warrant Shares, the Initial Holder or the Opioid Trust, as applicable); provided, however, that the prior written consent of each Holder of Warrants affected thereby shall be required for any amendment of this Agreement pursuant to which the Exercise Price would be increased, the Warrant Number would be decreased or the Expiration Date would be advanced to an earlier date. Notwithstanding anything to the contrary herein, if upon the delivery of a certificate from an Appropriate Officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 22 and, provided, that such supplement or amendment does not adversely affect the Warrant Agent’s rights or increase the Warrant Agent’s duties, liabilities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 22 will be binding upon all Holders and upon each future Holder, the Company, and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Holders and, if appropriate, notation thereof will be made on all certificates representing Warrants thereafter surrendered for registration of transfer or exchange. No supplement, modification or waiver to this Agreement shall be effective unless duly executed by the Warrant Agent.

SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, any Holder, the Opioid Trust or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 24. Termination. This Agreement shall terminate at 5:02 p.m., New York City time, on the Expiration Date (or at 5:02 p.m., New York City Time, on the Business Day immediately following the Expiration Date, with respect to any Warrant exercised as set forth in the last sentence of Section 6(b)). Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. Termination of this Agreement shall not relieve the Company or, if applicable, the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to 5:00 p.m., New York City time, on the Expiration Date. The provisions of Section 15, this Section 24, Section 25 and Section 26 shall survive such termination and the resignation or removal of the Warrant Agent.

SECTION 25. Governing Law Venue and Jurisdiction; Trial By Jury. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 18 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 25.

SECTION 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, the Holders and owners of beneficial interests in Global Warrants.

SECTION 27. Counterparts. This Agreement may be executed (including by means of electronically transmitted portable document format (.pdf) signature pages complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

SECTION 29. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, and the invalid, illegal or unenforceable provision shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties hereto. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement (subject to obtaining the consents of the applicable Warrant Holders provided for in Section 22, to the extent such consents are required pursuant to such Section) so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, provided that if the parties cannot mutually agree on such modification, the parties hereby agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; provided, further, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon ten (10) days’ prior written notice to the Company.

SECTION 30. Meaning of Terms Used in Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular;(e) provisions apply to successive events and transactions; and (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection.

The following terms used in this Agreement shall have the meanings set forth below:

(i)	“$” means the currency of the United States.

(ii)

“Affiliate” of another Person means any Person directly or indirectly Controlling, Controlled by or under common Control with such other Person. “Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership or voting of securities, by contract or otherwise. “Controlled” and “Controlling” have correlative meanings.

(iii)	“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depository’s system.

(iv)	“Applicable Procedures” means, with respect to any transfer or exchange of or for or exercise of beneficial interests in any Global Warrants, the applicable rules and procedures of the Depository.

(v)

“Beneficial Ownership” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular person, other than for purposes of the application of the limitation on exercise in Section 20 (for which purpose the provisions of Rule 13d-3 will apply), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.

(vi)	“Business Day” means any day that is not a Saturday or Sunday or other day on which banks and financial institutions in New York are authorized or required by law to close.

(vii)

“Definitive Warrant” means a Warrant evidenced by a Warrant Certificate that shall not bear the Global Warrant Legend and shall not have the “Schedule of Number of Warrants” attached thereto or issued by electronic entry registration in the Warrant Register.

(viii)

“Global Warrant” means each Global Warrant deposited with or on behalf of and registered in the name of the Depository or its nominee, represented by a Warrant Certificate that bears the Global Warrant Legend and that has the “Schedule of Number of Warrants” attached thereto.

(ix)	“Global Warrant Legend” means the legend set forth in Section 5(f) hereof, which is required to be placed on all certificates representing Global Warrants issued under this Agreement.

(x)

“Holder” means the Person in whose name a Warrant is registered in the Warrant Register. For avoidance of doubt, (a) the only Holder as of the date hereof is the Initial Holder; (b) with respect to any Definitive Warrant, regardless of its form, the Holder is the Person designated as such in the Warrant Register; and (c) with respect to any Global Warrant, the only Holder is the Depository or its nominee (and not the owners of any beneficial interests therein).

(xi)	“Major Holder” means, as of any time of determination, any Holder that beneficially owns at least ten percent (10%) of the aggregate amount of Warrants issued on the Effective Date.

(xii)

“Market Price” means (A) if in reference to cash, the current cash value on the date of measurement in U.S. dollars, (B) if in reference to equity securities which are listed or admitted for trading on a national securities exchange, the volume-weighted average price for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately preceding the date of measurement as reported by Bloomberg (the “VWAP”), of a share (or similar relevant unit) of such securities, or, if the VWAP is not available, the last reported sale price on the Trading Day immediately preceding the date of measurement, or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices, in either case, as reported for such Trading Day immediately preceding the date of measurement on the principal national securities exchange on which the shares (or similar relevant units) of such securities are listed or admitted for trading or (C) in the case of a security or other property that is not listed and traded in a manner that the quotations referred to in (B) are available for the period required hereunder, the Market Price shall be deemed to be the fair market value per share of such security or other property as determined in good faith by the Board, provided that a Major Holder may object in good faith in writing to the Board’s calculation of fair market value within ten (10) Business Days of receipt of written notice thereof, setting forth the basis of such objection in reasonable detail. If the Major Holder and the Board are unable to agree on fair market value during the 10 Business-Day period following the delivery of the Major Holder’s objection, then the Board shall, at the Company’s sole cost and expense, select and approve a nationally recognized independent investment banking corporation retained by the Company for valuation purposes (the “appraiser”), which appraiser shall be subject to approval by the Major Holder, not to be unreasonably withheld, conditioned or delayed. The Market Price established by such appraiser shall be conclusive and binding on the parties.

(xiii)

“Ordinary Share Equivalents” means, at any time, the aggregate of all Ordinary Shares of the Company and any other equity securities of the Company on parity (with respect to dividends) with such shares. At any time when the number of Ordinary Share Equivalents is required to be determined, such number shall be equal to the number of shares that have been issued and are outstanding at such time; provided, that if any Ordinary Share Equivalents are entitled to a greater amount of dividends per share than that applicable to the Ordinary Shares, the number of such shares shall be appropriately adjusted to equal the number of shares which would be outstanding if Ordinary Share Equivalents received dividends at the same rate as the Ordinary Shares.

(xiv)	“Participant” means Person who has an account with the Depository.

(xv)

“Person” means any individual, corporation, body corporate, limited partnership, general partnership, limited liability partnership, limited liability company, joint stock company, joint venture, corporation, unincorporated organization, association, company, trust, group or other legal entity, or any governmental or political subdivision or any agency, department or instrumentality thereof.

(xvi)	“SEC” means the Securities Exchange Commission.

(xvii)

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any such day on which securities are not traded on the applicable securities exchange or in the applicable securities market

(xviii)	“Warrant Certificate” means a certificate representing Warrants substantially in the form of Exhibit A hereto.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

MALLINCKRODT PLC

By:	/s/ Bryan Reasons
Name: Bryan Reasons
Title: President

COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

EXHIBIT A

[FACE OF WARRANT]

[GLOBAL][DEFINITIVE]

WARRANT CERTIFICATE

MALLINCKRODT PLC

CUSIP No. ___________

No. ______	__________ WARRANTS

This Warrant Certificate (“Warrant Certificate”) certifies that [Cede & Co.] [_______________] or its registered assigns is the registered holder (the “Holder”) of the number of warrants (“Warrants”) set forth above. Each Warrant entitles the Holder to subscribe for one Ordinary Share (the “Warrant Shares”), nominal value $0.01 per share (the “Ordinary Shares”), of Mallinckrodt plc, a public limited company incorporated in Ireland having registered number 522227 (the “Company”), subject to adjustment as provided in the Warrant Agreement (as defined on the reverse hereof), at an exercise price of $103.40 per share, subject to adjustment as provided in the Warrant Agreement (the “Exercise Price”). The Warrants expire at 5:02 p.m., New York City time, on June 16, 2028 (such date, the “Expiration Date”).

Subject to a Cashless Exercise as described below and except as otherwise provided in Section 6(b) of the Warrant Agreement, the aggregate Exercise Price is payable to the Company in lawful money of the United States of America either by certified or official bank or bank cashier’s check payable to the order of the Company or by wire transfer in immediately available funds to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time on the Expiration Date. The Warrants are exercisable only pursuant to, and in compliance with, the Warrant Agreement. In lieu of paying the Exercise Price as set forth above, subject to the provisions of the Warrant Agreement, each Warrant shall entitle the Holder thereof, at the election of such Holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of all Warrants being exercised by such Holder at such time which, when multiplied by an amount equal to the Market Price (as defined in the Warrant Agreement) of the Warrant Shares, is equal to the aggregate Exercise Price, less the aggregate nominal value of the number of Warrant Shares issuable upon exercise of all Warrants being exercised by such Holder at such time, and such withheld Warrant Shares shall no longer be issuable under such Warrants, and the aggregate amount payable, in cash, in respect of such exercise (payable by or for the account of the Holder thereof on the date of issuance of the Warrant Shares) shall be the product of the nominal value of an Ordinary Share on the date on which the Holder delivers the Warrant Exercise Notice pursuant to Section 6(b) of the Warrant Agreement and the number of Warrant Shares issuable upon exercise pursuant to Section 6 of the Warrant Agreement (a “Cashless Exercise”). Notwithstanding the foregoing, no Cashless Exercise shall be permitted if, as the result of any adjustment made pursuant to Section 10 of the Warrant Agreement, at the time of such Cashless Exercise, Warrant Shares include a cash component, and the Company would be required to pay cash to a Holder upon an exercise of Warrants; provided, that in such circumstances, the Company shall use commercially reasonable efforts (subject to the Applicable Procedures, in the case of Global Warrants) to permit payment of the Exercise Price by netting the Exercise Price against the cash payable to a Holder upon exercise.

The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

No Warrant may be exercised after the Expiration Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant shall not be valid unless countersigned by the Warrant Agent (as defined in the Warrant Agreement).

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as a deed by its duly authorized officer.

Dated: ____________

GIVEN under the common seal of MALLINCKRODT PLC and DELIVERED as a DEED:

By:

Name:
Title:

(Common Seal)

Place: [New York, New York]

COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:

Name:
Title:

FORM OF REVERSE OF WARRANT

MALLINCKRODT PLC

[Insert the Global Warrant Legend, if applicable pursuant to the provisions of the Warrant Agreement.]

This Warrant is a part of a duly authorized issue of Warrants. The Warrants have been issued pursuant to a Warrant Agreement dated as of June 16, 2022 (the “Warrant Agreement”), between the Company and Computershare Inc. and Computershare Trust Company, collectively, as warrant agent (collectively, the “Warrant Agent”). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Holders and the Warrant Agent. A copy of the Warrant Agreement may be inspected at the Company office and is available upon written request addressed to the Company. All capitalized terms used in this Warrant but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Subject to the terms and conditions set forth herein and in the Warrant Agreement, the Holder of this Warrant may exercise such Warrant by providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent at the address set forth in the Warrant Agreement, “Re: Warrant Exercise”, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to subscribe for Warrant Shares set forth herein, properly completed and executed by the Holder; provided, that to the extent a Warrant Exercise Notice is delivered through the book-entry facilities of the Depository no later than 5:00 p.m., New York City time, on the Expiration Date, but the deliveries and payment specified above is effected thereafter but no later than 5:00 p.m., New York City time, on the Business Day immediately after a Warrant Exercise Notice is delivered to the Warrant Agent (and no later than one Business Day after the Expiration Date), the Warrants shall nonetheless be deemed exercised prior to the Expiration Date for the purposes of the Warrant Agreement.

In the event that less than all of the Warrants evidenced hereby are exercised at any time prior to the Expiration Date, there shall be issued to the Holder hereof, or such Holder’s assignee, a new Warrant for the remaining number of Warrants not so exercised. No adjustment shall be made for any cash dividends on any Warrant Shares issuable upon exercise of the Warrants evidenced hereby.

The Company shall not be required to issue fractions of Warrant Shares or any Warrant that evidences fractional Warrant Shares.

This Warrant shall be transferred, exchanged and assigned only in accordance with the terms set forth in this Warrant, including on the face hereof, and on the terms and subject to the conditions of the Warrant Agreement.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. The securities represented by this instrument (including any securities issued upon exercise hereof) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state and were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), and to the extent that a Warrant holder is an “underwriter” as defined in Section 1145(b)(1) of Chapter 11 of the Bankruptcy Code, such holder may not be able to sell or transfer any securities represented by this instrument (including any securities issued upon exercise hereof) in the absence of an effective registration statement relating thereto under the Securities Act and in accordance with applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

The Company and Warrant Agent may deem and treat the registered Holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

To the extent any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

[Remainder of page intentionally left blank]

SCHEDULE OF NUMBER OF WARRANTS1

The following increases and decreases in this Global Warrant have been made:

Date of decrease/increase	Amount of decrease in number of Warrants of this Global Warrant	Amount of increase in number of Warrants of this Global Warrants	Number of Warrants of this Global Warrants following such decrease/ increase	Signature of authorized signatory of Warrant Agent

[1]	This schedule should be included only if the Warrant is issued in global form.

EXHIBIT B-1

FORM OF ELECTION TO EXERCISE WARRANT FOR

WARRANT HOLDERS HOLDING WARRANTS THROUGH

THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

MALLINCKRODT PLC

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by ___________ Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to subscribe for newly issued Ordinary Shares, nominal value $0.01 per share, of Mallinckrodt plc (the “Company”) at the Exercise Price of $103.40 per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $_________ by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose or through a Cashless Exercise (as defined below), no later than 5:00 p.m., New York City time, on the date the Warrant Exercise Notice is delivered to the Warrant Agent.

______ Please check if the undersigned, in lieu of paying the exercise price as set forth above, elects to exercise the Warrants by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of all Warrants being exercised by the undersigned, which, when multiplied by an amount equal to the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price, less the aggregate nominal value of the number of Warrant Shares issuable upon exercise of all Warrants being exercised by the undersigned, and such withheld Warrant Shares shall no longer be issuable under such Warrants, and the aggregate amount payable, in cash, in respect of such exercise (payable by or for the account of the Holder thereof on the date of issuance of the Warrant Shares) shall be the product of the nominal value of an Ordinary Share and the Exercise Price and the number of Warrant Shares issuable upon exercise pursuant to Section 6 of the Warrant Agreement (a “Cashless Exercise”).

The undersigned requests that the Ordinary Shares subscribed for hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the Ordinary Shares are evidenced by global securities, the Ordinary Shares shall be registered in the name of the Depository or its nominee.

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement, dated as of June 16, 2022, between the Company and Computershare Inc. and Computershare Trust Company, collectively, as warrant agent.

Date: ______________

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY: ________

(PLEASE PRINT)

ADDRESS:

CONTACT NAME: ___________________

ADDRESS: __________________________

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITORY ACCOUNT NO.:

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: __________________________

(PLEASE PRINT)

CONTACT NAME: ________________

TELEPHONE (INCLUDING INTERNATIONAL CODE): ________________

FAX (INCLUDING INTERNATIONAL CODE): _________________________

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE ORDINARY SHARES ARE TO BE CREDITED:

DEPOSITORY ACCOUNT NO.: ____________________

FILL IN FOR DELIVERY OF THE ORDINARY SHARES, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME: __________________________

(PLEASE PRINT)

ADDRESS:

CONTACT NAME: ________________________

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING

EXERCISED

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature: ____________________________

Name: _______________________________

Capacity in which Signing: ________________

EXHIBIT B-2

FORM OF ELECTION (“FORM OF ELECTION”) TO EXERCISE WARRANT FOR

WARRANT HOLDERS HOLDING DEFINITIVE WARRANTS

MALLINCKRODT PLC

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, evidenced by [the Warrant Certificate No. [    ] attached hereto]/[the Warrant Agent’s registration statement a copy of which is attached hereto], to subscribe for ______ newly issued Ordinary Shares, nominal value $0.01 per share, of Mallinckrodt plc (the “Company”) at the Exercise Price of $103.40 per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered as payment for such shares $_____ (the “Exercise Amount”) by certified or official bank or bank cashier’s check payable to the order of “Mallinckrodt plc” or by wire transfer to the account specified for such purpose by the Company, together with this Form of Election or through a Cashless Exercise (as defined below).

______ Please check if the undersigned, in lieu of paying the exercise price as set forth above, elects to exercise the Warrants by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of all Warrants being exercised by the undersigned which, when multiplied by an amount equal to the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price less the aggregate nominal value of the number of Warrant Shares issuable upon exercise of all Warrants being exercised by the undersigned, and such withheld Warrant Shares shall no longer be issuable under such Warrants and the aggregate exercise price payable in respect of such exercise shall be the product of the nominal value of an Ordinary Share and the number of Warrant Shares issuable upon exercise pursuant to this Section 6 of the Warrant Agreement (a “Cashless Exercise”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement, dated as of June 16, 2022, between the Company, and Computershare Inc. and Computershare Trust Company, collectively, as warrant agent.

The undersigned requests that the Warrant Shares be delivered as follows:

[INSERT DELIVERY INSTRUCTIONS]

If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Definitive Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant statement delivered as follows:

Name

Address

Delivery Address (if different)

Social Security or Other Taxpayer	_____________________________ Signature
Identification Number of Holder

Note: The above signature must correspond with the name as written upon the Warrant statement in every particular, without alteration or enlargement or any change whatsoever. If the statement representing the Warrant Shares or any Warrant statement representing Warrants not exercised is to be registered in a name other than that in which this Warrant statement is registered, the signature of the holder hereof must be guaranteed.

EXHIBIT C

FORM OF TRANSFER OR EXCHANGE REQUEST (TO BE EXECUTED BY THE REGISTERED

HOLDER IF SUCH HOLDER

DESIRES TO TRANSFER OR EXCHANGE A DEFINITIVE WARRANT)

The undersigned Holder of [                ] Warrants (the “Existing Warrants”) evidenced by [the attached Warrant Certificate No. [    ] (the “Certificate”)]/the Warrant Agent’s registration statement dated [    ], copy of which is attached hereto], hereby:

A.	[Gives notice of the transfer of [ ] Existing Warrants to [new Holder’s name], a [new Holder’s type of legal entity and jurisdiction of organization or incorporation] (the “Assignee”); and]

B.	Instructs the Warrant Agent to cancel the Certificate and, in exchange therefor

a.	[Issue and deliver to the undersigned [ ] Warrant Certificate[s] in the name of the undersigned evidencing [ ] [and [ ]] Warrants[, respectively];]

b.	[Issue and deliver to the Assignee at the address set forth below [ ] Warrant Certificates in the name of the Assignee evidencing [ ] [and [ ]] Warrants[, respectively];]

c.

[Process the registration in the Warrant Register of electronic entries evidencing (i) the undersigned’s ownership of [        ] Warrants, and (ii) the Assignee’s ownership of [        ] Warrants and send to the undersigned in the Assignee registration statements evidencing such entries.]

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement dated June 16, 2022 between Mallinckrodt Plc and Computershare Inc. and Computershare Trust Company, N.A.

Dated	Signature

SIGNATURE GUARANTEED BY:
Social Security or Other Taxpayer Identification Number of Assignee

Assignee’s Business Address	Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.